DELAWARE POOLED TRUST

Registration No. 811-06322
FORM N-SAR
Semiannual Period Ended April 30, 2017

SUB-ITEM 77D: Policies with respect to security investments

Effective April 29, 2017, the Macquarie Large Cap Value Portfolio (formerly, The Large-Cap Value Equity Portfolio) (the ?Portfolio?), a series of Delaware Pooled Trust was given the ability to increase investment authority to allow the Portfolio to invest up to 10% of its net assets in securities issued by real estate investment trusts. This information is herein incorporated by reference to the Portfolio?s supplement to the prospectus and statement of additional information dated February 28, 2017, as filed with the Securities and Exchange Commission (SEC Accession No. 0001145443-17-000256).

SUB-ITEM 77I. Terms of new or amended Securities

On February 15, 2017, the Board of Trustees of Delaware Pooled Trust (the ?Registrant?) approved name changes to The Core Plus Fixed Income Portfolio, The Emerging Markets Portfolio, The Emerging Markets Portfolio II, The High-Yield Bond Portfolio, The Labor Select International Equity Portfolio, and The Large-Cap Value Equity Portfolio. Effective March 31, 2017, the names have changed to Macquarie Core Plus Bond Portfolio, Macquarie Emerging Markets Portfolio, Macquarie Emerging Markets Portfolio II, Macquarie High Yield Bond Portfolio, Macquarie Labor Select International Equity Portfolio, and Macquarie Large Cap Value Portfolio, respectively. This information is herein incorporated by reference to the Registrant?s prospectus and statement of additional information dated February 28, 2017, effective March 31, 2017, as amended and restated on April 5, 2017, as filed with the Securities and Exchange Commission (SEC Accession No. 0001145443-17-000454).

SUB-ITEM 77Q.1: Exhibits

Exhibit Reference

77.Q.1(e) Amendment No. 12 to Exhibit A of the Investment Management Agreement (January 4, 2010) between Delaware Pooled Trust and Delaware Management Company, a series of Delaware Management Business Trust, dated March 31, 2017, attached as Exhibit.
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